                                                                  EXHIBIT (m)(2)

                              AMENDED AND RESTATED
                       MASTER DISTRIBUTION AND INDIVIDUAL
                            SHAREHOLDER SERVICES PLAN

                        AMERICAN CENTURY INVESTMENT TRUST
                                 (THE "ISSUER")

                                     C CLASS

SECTION 1. FEES

a.   DISTRIBUTION  FEE. For  purposes of paying  costs and expenses  incurred in providing  the  services  set forth in  SECTION 2 below,  the series of the
     Issuer  identified  on SCHEDULE A (the  "Funds")  shall pay the  investment advisor  engaged  by the Funds  (the  "Advisor"),  as paying  agent for the
     Funds, a fee equal to 75 basis points (0.75%) per annum (except Prime Money
     Market Fund which shall be 50 basis  points  (0.50%)) of the average  daily net assets of the shares of the Funds' C Class of shares (the "Distribution
     Fee").

b.   INDIVIDUAL  SHAREHOLDER  SERVICES  FEE.  For  purposes of paying  costs and expenses  incurred in providing  the services set forth in SECTION 3 below, the Funds shall pay the Advisor, as paying agent for the Funds, a fee equal to 25 basis points (0.25%) per annum of the average daily net assets of the shares  of the  Funds'  C Class  of  shares  (the  "Individual  Shareholder
     Services Fee").

c.   APPLICABILITY  TO NEW FUNDS. If the Issuer desires to add additional  funds to the Plan,  whether  currently-existing  or created in the future (a "New
     Fund"),  and the Issuer's  Board of Trustees (the "Board") has approved the
     Plan for such New Fund in the  manner  set forth in SECTION 5 of this Plan, as well as by the then-sole  shareholder  of the C Class shares of such New
     Fund (if required by the Investment Company Act of 1940 (the "1940 Act") or
     rules  promulgated under the 1940 Act), this Plan may be amended to provide that  such New  Fund  will  become  subject  to this  Plan and will pay the
     Distribution  Fee and the  Shareholder  Services  Fee set forth in SECTIONS
     1(A) AND 1(B)  above,  unless  the  Board  specifies  otherwise.  After the adoption of this Plan by the Board with respect to the C Class of shares of the New Fund,  the term "Funds" under this Plan shall  thereafter be deemed to include such New Fund.

d.   CALCULATION AND ASSESSMENT.  Distribution  Fees and Individual  Shareholder
     Services Fees under this Plan will be calculated  and accrued daily by each
     Fund and paid to the  Advisor  monthly  or at such other  intervals  as the
     Issuer and Advisor may agree.

SECTION 2. DISTRIBUTION SERVICES

a.   The Advisor  shall use the fee set forth in SECTION  1(A) of this Plan,  to pay for services in connection  with any activities  undertaken or expenses incurred by the distributor of the Funds' shares (the "Distributor") or its affiliates primarily intended to result in the sale of

     C Class  shares of the  Funds,  which  services  may  include,  but are not limited to, (A) payment of sales commission,  ongoing commissions and other payments to brokers,  dealers,  financial institutions or others who sell C
     Class shares of the Funds pursuant to Selling Agreements;  (B) compensation to registered  representatives or other employees of Distributor who engage in or support  distribution of the Funds' C Class shares;  (C) compensation
     to,  and  expenses   (including   overhead  and  telephone   expenses)  of,
     Distributor;  (D)  printing  of  prospectuses,   statements  of  additional
     information  and  reports  for  other  than  existing   shareholders;   (E)
     preparation,  printing and distribution of sales literature and advertising materials provided to the Funds' shareholders and prospective shareholders;
     (F) receiving and answering  correspondence from prospective  shareholders, including distributing prospectuses,  statements of additional information, and shareholder  reports;  (G) provision of facilities to answer  questions from  prospective  investors about Fund shares;  (H) complying with federal and  state  securities  laws  pertaining  to the sale of Fund  shares;  (I)
     assisting investors in completing  application forms and selecting dividend and other account options; (J) providing of other reasonable  assistance in connection  with  the  distribution  of Fund  shares;  (K)  organizing  and conducting  of sales  seminars  and  payments in the form of  transactional compensation or promotional  incentives;  (L) profit on the foregoing;  (M)
     payment of "service  fees",  as  contemplated  by the Conduct  Rules of the
     National  Association  of Securities  Dealers,  Inc.  ("NASD") and (N) such other  distribution and service  activities as the Issuer determines may be paid  for by the  Issuers  pursuant  to  the  terms  of  this  Plan  and in accordance with Rule 12b-1 of the 1940 Act.

b.   For purposes of the Plan,  "service fees" shall mean payments in connection with the  provision of personal,  continuing  services to investors in each
     Fund and/or the maintenance of shareholder accounts, EXCLUDING (i) transfer agent and sub-transfer  agent services for beneficial  owners of a Fund's C
     Class shares,  (ii)  aggregating  and  processing  purchase and  redemption orders,  (iii) providing  beneficial owners with account  statements,  (iv)
     processing dividend payments, (v) providing  sub-accounting  services for C
     Class shares held beneficially,  (vi) forwarding shareholder communications to beneficial  owners,  and (vii)  receiving,  tabulating and  transmitting proxies executed by beneficial owners; PROVIDED,  HOWEVER, that if the NASD adopts a  definition  of  "service  fees" for  purposes of Rule 2830 of the
     Conduct Rules of the NASD (or any successor to such rule) that differs from the definition of "service fees" hereunder, or if the NASD adopts a related definition intended to define the same concept,  the definition of "service fees" in this  Section  shall be  automatically  amended,  without  further action of the  parties,  to conform to such NASD  definition.  Overhead and other expenses of Distributor related to its service activities,  including telephone  and  other  communications  expenses,  may  be  included  in the information regarding amounts expended for such activities.

SECTION 3. INDIVIDUAL SHAREHOLDER SERVICES DEFINED

Advisor may engage third parties to provide individual  shareholder  services to the shareholders of the C Class shares ("Individual Shareholder Services").  The payments  authorized by this Plan are intended to reimburse Advisor for expenses incurred by it as a result of these  arrangements.  Such Individual  Shareholder
Services  and  related  expenses  may  include,  but are  not  limited  to,  (A)
individualized  and  customized  investment  advisory  services,  including  the consideration  of

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shareholder  profiles and specific goals; (B) the creation of investment  models and asset allocation models for use by the shareholder in selecting  appropriate
Funds;  (C)  proprietary  research  about  investment  choices and the market in general;  (D) periodic  rebalancing of shareholder accounts to ensure compliance with the selected asset allocation; (E) consolidation of shareholder accounts in one place; and (F) other individual services.

SECTION 4. EFFECTIVENESS

This  Plan  has been  approved  by the  vote of both  (a) the  Board,  and (b) a majority  of those  members who are not  "interested  persons" as defined in the
1940 Act (the  "Independent  Members"),  and initially  became  effective May 1,
2001.

SECTION 5. TERM

This Plan will  continue  in full force and effect for a period of one year from the date hereof, and successive  periods of up to one year thereafter,  provided that each such  continuance is approved by a majority of (a) the Board,  and (b)
the Independent Members.

SECTION 6. REPORTING REQUIREMENTS

The Advisor shall administer this Plan in accordance with Rule 12b-1 of the 1940
Act. The Advisor shall provide to the Board,  and the  Independent  Members will review and approve in exercise of their fiduciary duties, at least quarterly,  a written  report of the  amounts  expended  under this Plan by the  Advisor  with respect to the C Class shares of each Fund and such other  information as may be required by the 1940 Act and Rule 12b-1 thereunder.

SECTION 7. TERMINATION

This Plan may be  terminated  without  penalty at any time with respect to the C
Class shares of any Fund by the vote of a majority of the Board,  by the vote of a majority  of the  Independent  Members,  or by the vote of a  majority  of the outstanding  shares of the C Class of that  Fund.  Termination  of the Plan with respect  to the C Class  shares  of one  Fund  will  not  affect  the  continued
effectiveness of this Plan with respect to the C Class shares of any other Fund.

SECTION 8. AMENDMENTS TO THIS PLAN

This Plan may not be amended to increase materially the amount of compensation a
Fund is  authorized  to pay under  SECTION 1 hereof  unless  such  amendment  is approved in the manner  provided for in SECTION 5 hereof,  and such amendment is further approved by a majority of the outstanding  shares of the Fund's C Class, and no other material  amendment to the Plan will be made unless approved in the manner  provided for approval and annual renewal in SECTION 5 hereof;  PROVIDED,
HOWEVER,  that a new  Fund  may be  added by the  Issuer  upon  approval  by the
Issuer's Board by executing a new Schedule A to this Plan.

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SECTION 9. RECORDKEEPING

The Issuer will preserve copies of this Plan (including any amendments  thereto)
and any related agreements and all reports made pursuant to SECTION 6 hereof for a period of not less than six years  from the date of this  Plan,  the first two years in an easily accessible place.

     IN WITNESS WHEREOF, the Issuer has adopted this Plan as of August 1, 2007.

                                            AMERICAN CENTURY INVESTMENT TRUST

                                            By: /s/  Charles A. Etherington
                                                --------------------------------
                                                 Charles A. Etherington
                                                 Senior Vice President

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                                   SCHEDULE A

                          FUNDS OFFERING C CLASS SHARES

FUNDS                                               DATE PLAN ADOPTED
-----                                               -----------------
AMERICAN CENTURY INVESTMENT TRUST
>> Diversified Bond Fund                            September 3, 2002
>> Prime Money Market Fund                          May 1, 2001
>> High-Yield Fund                                  July 2, 2002
>> Inflation Protection Bond Fund                   May 1, 2005
>> Select Bond Fund                                 March 30, 2006
>> High-Yield Bond Fund                             March 30, 2006
>> Short Duration Fund                              November 29, 2006
>> Core Plus Fund                                   November 29, 2006

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